GEMSA Loan Services. L.P.

A Joint Venture of GE Capital Real Estate and L.J. Melody & Company, a CB Richard Ellis Company

1500 CityWest Blvd., Suite 200

Houston, TX 77042

(713) 458-7200

March 16, 2004

VIA FEDERAL EXPRESS

LaSalle Bank National Assoc., as Trustee JP Morgan Chase Bank, as Companion Loan

135 South LaSalle Street, Suite 1625 Noteholder of DDR Portfolio

Chicago, Illinois 60603 552 Fifth Avenue

Attn: Corporate Trust Office- GECMC New York, NY 10036

2003-C2 Attn: Steven Greenspan Fax (212) 837-2933

Midland Loan Services, Inc. as Special Bank of America, N.A., as Wellbridge Companion

Servicer Loan Noteholder

10851 Mastin, Suite 300 214 North Tryon Street

Overland Park, Kansas 66210 NC1-027-21-02

Attn: President Fax (913) 253-9001 Charlotte, North Carolina 28255

Attn: David Gertner Fax (704) 386-1904

German American Capital Corporation, as

Boulevard Mall Companion Loan Noteholder copy to Cadwalader, Wickersham & Taft LLP

60 Wall Street, 11th Floor 227 West Trade Street, 24th Floor

New York, New York 10005 Charlotte, North Carolina 28202

Attn: Jeffrey E. Paige- Fax (212) 797-4489 Attn: Henry A. LaBrun- Fax (704) 348-5200

Companion Loan Noteholder of DDR Portfolio

B Note

Attn: Richard Meth- Fax 212-837-2646

OFFICER'S CERTIFICATE

Re: Annual Statement as to Compliance

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through

Certificates, Series 2003-C2

In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 2003, entered into in connection with the above-referenced Certificates, the undersigned officer of GEMSA Loan Services, L.P. (the "Servicer") hereby certifies that: (i) a review of the activities of the Servicer for the preceding calendar year and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans and Companion Loans serviced by it and has fulfilled in all material respects its obligations under the Agreement throughout such year, and (iii) the Servicer has received no notice regarding the qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency of body.

Pat McEntee

Pat McEntee, Director, Portfolio Management, on behalf of

GEMSA Loan Services, L.P., in its capacity as Servicer